EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST Increases Financial Flexibility with
Expanded Credit Agreement

MT. LAUREL, NJ – October 18, 2021 – inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process solutions for use in manufacturing and testing across a wide range of markets, including automotive, defense/aerospace, industrial, medical, semiconductor and telecommunications, today announced that it has executed a new five-year credit agreement with M&T Bank, which includes a $25 million non-revolving delayed draw term loan and a $10 million revolving credit facility. This new agreement replaces inTEST’s existing $10 million facility with M&T Bank, which had no borrowings.

inTEST expects to use the term loan to fund its acquisition and growth strategy and expects to use the revolving credit facility for working capital and other general corporate purposes. There are currently no borrowings under the term loan or the revolving credit facility.

“This new credit agreement allows us to capitalize on the attractive debt markets, enhances our capital structure and provides additional financial flexibility and liquidity to execute our organic and inorganic growth initiatives,” commented Duncan Gilmour, Chief Financial Officer and Treasurer.

Under this agreement, interest rates are based on SOFR or a bank-defined base rate plus an applicable margin, depending on leverage. Currently this equates to a rate of approximately 2.2%. The credit facility and term loan are secured by substantially all of the Company’s assets.

About inTEST Corporation

inTEST Corporation is a global supplier of innovative test and process solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, industrial, medical, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach and market expansion. For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” “anticipates,” “target”, “estimate” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

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Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as our ability to execute on our growth initiatives; our ability to realize the potential benefits of acquisitions or dispositions and the successful integration of any acquired operations; the success of our strategy to diversify our business by entering markets outside the Semi Market; the impact of the COVID-19 pandemic on our business, liquidity, financial condition and results of operations; indications of a change in the market cycles in the Semi Market or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors; our ability to borrow funds or raise capital to finance potential acquisitions; changes in the rates and timing of capital expenditures by our customers; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Treasurer and Chief Financial Officer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908

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